GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
DECLARES REGULAR QUARTERLY DIVIDEND

Atlanta, Georgia, November 20, 2017 – Genuine Parts Company (NYSE: GPC) announced today that its Board of Directors declared a regular quarterly cash dividend of sixty-seven and one-half cents ($0.675) per share on the Company’s common stock.

The dividend is payable January 2, 2018 to shareholders of record December 8, 2017.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, Germany, the UK and Poland. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2016 revenues of $15.3 billion.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Senior Vice President — Investor Relations – (678) 934-5628